Exhibit 10.2

Confidential

Interoffice Memorandum

To:	Personnel File

From:	David M. Wurzer, EVP & Chief Financial Officer

Date:	January 25, 2006

Re:	Amendment to Employment Agreement dated April 1, 2002

I, David M. Wurzer, (“the Executive”) signed an Employment Agreement (“the Agreement”) with my employer, CuraGen Corporation (“the Company”), on or about April 1, 2002, and subsequently signed an Addendum to the Agreement on October 31, 2003. Exhibit A, Item 1) of the original Agreement provides that the Executive’s initial base salary shall be subject to increases by the Board of Directors, which shall review the salary periodically. Therefore, pursuant to the minutes of the January 25, 2006, Meeting of the Compensation Committee of the Board of Directors, the Executive’s 2006 base salary will be adjusted to $300,000 per year, payable in bi-weekly installments.

Unless explicitly changed in the Addendum dated October 31, 2003, all other terms of the original Agreement shall remain in full force and effect.

David M. Wurzer

Patrick J. Zenner